NEWS RELEASE

HECLA TO ACQUIRE THREE HIGH-GRADE NEVADA GOLD MINES
WITH THE ACQUISITION OF KLONDEX MINES LTD.
Adds 27% more high-grade production to its strong North American silver and gold mines

FOR IMMEDIATE RELEASE
March 19, 2018

COEUR D’ALENE, IDAHO and VANCOUVER, BC -- Hecla Mining Company (NYSE:HL) (Hecla) and Klondex Mines Ltd. (NYSE American:KLDX; TSX:KDX) (Klondex) today announced Hecla will acquire all the outstanding shares of Klondex, a high-grade Nevada underground gold producer with its Fire Creek, Midas and Hollister mines, through a plan of arrangement (the Transaction). Klondex's Canadian assets will be spun out to its existing shareholders.

Under the Transaction, Hecla will acquire Klondex for consideration of US$462 million with a mix of cash and shares of Hecla common stock and the newly formed company (Klondex Canada). Klondex’s shareholders will receive US$2.47 per share in cash or shares of Hecla, which represents a 59% premium to Klondex’s 30-day volume-weighted average price, as at March 16, 2018 on the NYSE American.

“Opportunities to acquire significant land packages along Nevada’s prolific gold trends are very rare. Rarer still are for these land packages to have the highest grade mines in the U.S. and this transaction is consistent with Hecla’s strategy of owning large prospective land packages with mines where we can improve costs, grow reserves and expand production,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “We structured the deal to use our excess cash balance so our shareholders can benefit from the approximately 162,000 gold equivalent ounces a year of production while minimizing dilution.”

Mr. Baker continued, “One of our core strengths is operating high-grade, narrow-vein underground mines, and Klondex’s three operating mines – Fire Creek, Midas and Hollister – are some of the highest-grade gold mines in the world. After extensive due diligence, we see significant opportunity to improve costs, throughput and recoveries over time with our expertise. The combined approximately 110 square mile land position offers the opportunity to make discoveries and grow the reserve base as we improve our knowledge of the geology, something we have done at our other operations. We expect this transaction to be accretive on many important financial and credit metrics, with potentially significant synergies. We are pleased that two significant Klondex shareholders have committed to support this transaction, and look forward to welcoming other Klondex shareholders to our company.”

“This transaction is an excellent outcome for Klondex and our shareholders, delivering premium value and a clear pathway to develop and optimize the Nevada mining assets and create further value in the future,” said Paul Huet, Klondex’s President and CEO. “Hecla has a proven track record of developing and optimizing mining assets such as ours, and has a strong balance sheet that should help Fire Creek and our other properties reach their full potential. Hecla operates a diverse portfolio of some of the highest-grade mines in the world, and the addition of our assets strengthens the portfolio further.

We are delighted to enter into this agreement and the Klondex board unanimously recommends that Klondex shareholders vote in favour of this transaction.”

A Further Transformation of Hecla

-	Seven large land positions located in Alaska, Quebec, Nevada, Mexico and Idaho – Some of the safest and most prolific mining jurisdictions in the world.
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Proven operational excellence to be leveraged across expanded portfolio of high-grade mines – Hecla has an extensive track record of optimizing acquired assets as demonstrated at Casa Berardi and Greens Creek. Hecla’s expertise in narrow-vein mining and mill optimization will be applied to the acquisitions to improve the operational consistency and enhance the value of the expanded portfolio.

-	Well capitalized pro-forma company with strong cash flow and solid balance sheet – Hecla expects to improve financial metrics with the Nevada mines’ cash flow.
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Significant production base with highly prospective growth opportunities and cost reductions – Adds about 162,000 oz of annual gold equivalent production. Hecla will launch a significant exploration program at Fire Creek and at the prospective Hatter Graben discovery at Hollister.

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Increased precious metals production – Peer group leading pro-forma production profile amongst intermediate precious metal producers of 762koz AuEq (2017A) or 54.1moz AgEq and commodity distribution of 30% Ag, 50% Au, 15% Zn and 5% Pb (by revenue).

Benefits to Hecla Shareholders

-	Adds significant land position with extensive exploration and development potential, and production in Nevada, one of the most prolific gold mining jurisdictions in the world.
-	Increases pro-forma 2017 annual production by 27%, equating to 162koz on a gold equivalent basis or 11.5 million ounces on a silver equivalent basis.
-	Fire Creek is a cornerstone producing asset with robust cash flows and significant opportunities for exploration, mine life expansion, and increased throughput.
-	The Transaction is structured to minimize dilution and is expected to be accretive on most important financial and operating metrics.
-	Allows Hecla the opportunity to capture meaningful synergies.
-	Further increases the grade of one of the highest-grade asset portfolios in the industry.
-	Klondex’s assets leverage Hecla’s core competency in narrow-vein underground mining.

Benefits to Klondex Shareholders

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Immediate and significant premium of approximately 59% based on the 30-day volume weighted average price and approximately 72% based on closing prices on March 16, 2018, with ongoing participation in upside through Hecla shares and through Klondex Canada shares.

-	Superior financial strength and flexibility to support critical development and exploration programs for Klondex’s assets.
-	Hecla is well capitalized, with a lower cost of capital, making possible critical development and exploration programs for Klondex’s assets.
-	Proven track record of successfully acquiring and optimizing underground assets.
-	Superior investment with enhanced liquidity and a far more diversified production and financial base.
-	Hecla has extensive experience operating efficient underground mines for over 125 years.
-	Ownership in Klondex Canada, a gold company created to leverage Klondex’s exploration expertise and significant mining infrastructure assets in Canada.

Klondex Canada

Klondex is pleased to be forming Klondex Canada. Certain members of Klondex’s board and management team will continue on at Klondex Canada. Hecla will subscribe for US$7.0 million of common shares of New Klondex in exchange for a 13.46% equity interest, based on a pre-investment Klondex Canada valuation of US$45 million. Klondex Canada intends to make an application to list its shares on the TSX-V.

Terms of the Transaction

Klondex shareholders may elect to receive either US$2.47 in cash (Cash Alternative) or 0.6272 of a Hecla share (Share Alternative), each full Hecla share being currently valued at US$3.94, subject in each case to pro-ration based on a maximum cash consideration of US$157.4 million and a maximum number of Hecla shares issued of 77.4 million. If all Klondex shareholders elect either the Cash Alternative or the Share Alternative, each Klondex shareholder would be entitled to receive US$0.8411 in cash and 0.4136 Hecla shares. Klondex shareholders may also elect to receive US$0.8411 in cash and 0.4136 of a Hecla share and Klondex shareholders who fail to make an election will automatically receive US$0.8411 in cash and 0.4136 of a Hecla share. Klondex shareholders will also receive shares of a newly formed company (Klondex Canada) which will hold Klondex’s Canadian assets, including the True North and Bison Gold Resources properties.

At closing existing Hecla and Klondex shareholders will own approximately 83.8% and 16.2% of Hecla’s outstanding common stock, respectively.

Major Shareholder Support

CI Investments Inc. and Sentry Investments Inc., which together hold approximately 42.5 million shares of Klondex, representing approximately 23.7% of Klondex’s issued and outstanding shares, have entered into support agreements with Hecla, agreeing to vote their Klondex shares in favour of the Transaction. Each of Klondex’s directors and officers have also entered into an agreement to support the Transaction and the Board of Directors of Klondex has unanimously recommended that Klondex’s affected securityholders vote in favour of the transaction.

Board of Directors’ Recommendations

The Transaction has been unanimously approved by the Board of Directors of each of Klondex and Hecla. The Board of Directors of Klondex unanimously recommends that Klondex’s affected securityholders vote in favour of the Transaction.

GMP Securities L.P. and INFOR Financial Inc. have each acted as financial advisors to Klondex with GMP Securities L.P. and Maxit Capital LP having provided fairness opinions to the Board of Directors of Klondex and the Independent Committee of the Board of Directors of Klondex, respectively. CIBC World Markets Inc. and J.P. Morgan have each acted as advisors to the Board of Directors of Hecla and have provided fairness opinions to Hecla’s Board of Directors.

Each of the directors and senior officers of Klondex, who as of the date hereof, collectively hold approximately 1.7% of Klondex’s issued and outstanding common shares have entered into agreements to support the Transaction.

Transaction Conditions and Timing

The Transaction will be implemented by way of a Court-approved plan of arrangement under the Business Corporations Act (British Columbia) and will require the approval of: (i) 66 2/3 % of the votes cast by the holders of Klondex’s common shares, (ii) 66 2/3 % of the votes cast by the affected securityholders of Klondex voting as a single class, and (iii) if applicable, a majority of the votes cast by the holders of Klondex’s common shares after excluding any votes of Hecla and other persons required to be excluded under Canadian Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions, all at a special meeting to consider the Transaction.

The completion of the Transaction will also be subject to applicable regulatory approvals and closing conditions customary in transactions of this nature. The Arrangement Agreement provides for customary deal-protection provisions, including a non-solicitation covenant on the part of Klondex and a right for Hecla to match any superior proposal. The Arrangement Agreement includes a termination fee of US$21 million, payable by Klondex or Hecla, under certain circumstances.

It is anticipated that the special meeting of Klondex shareholders to consider the Transaction will be held in June 2018. The Transaction is expected to close in the second quarter of 2018.

No Financing Contingency

Hecla has sufficient cash on hand and available under existing credit arrangements to finance the cash portion of the consideration for the Transaction.

Section 3(a)(10) of the United States Securities Act of 1933, as amended (the Securities Act), exempts from the registration requirements of the Securities Act the issuance and exchange of securities which have been approved, after a hearing upon the fairness of the terms and conditions on which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any Court expressly authorized by law to grant such approval. The parties expect this exemption to apply to Hecla’s issuance of shares in the Transaction and the issuance of shares of Klondex Canada as a result of the expected Court approval described below.

Advisors and Counsel

CIBC World Markets Inc. and J.P. Morgan are acting as financial advisors to Hecla in connection with the Transaction. Cassels Brock & Blackwell LLP is serving as Canadian counsel and K&L Gates LLP is acting as U.S. counsel to Hecla.

GMP Securities L.P. and INFOR Financial Inc. are acting as financial advisors to Klondex. Bennett Jones LLP is serving as Canadian counsel to the Independent Committee of the Board of Directors of Klondex and Dorsey & Whitney LLP is acting as U.S. counsel to Klondex.

Conference Call Details

Hecla and Klondex will host a conference call on Monday, March 19, 2018 at 8:30 a.m. Eastern Time to discuss the acquisition. You may join the conference call by dialing toll-free 1 855 760 8158 or 1 720 634 2922. The participant code is HECLA. Hecla’s live and archived webcast can be accessed at www.hecla-mining.com under Investors or via Thomson StreetEvents Network.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. Hecla also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

ABOUT KLONDEX

Klondex is a junior-tier gold and silver mining company focused on exploration, development, and production in a safe, environmentally responsible, and cost-effective manner. Klondex has 100% interests in three producing mineral properties: the Fire Creek Mine, the Midas Mine and ore milling facility, and the Hollister Mine, all of which are located in the state of Nevada, USA. Klondex also has a 100% interest in the True North Mine and mill in Manitoba, Canada and the Aurora Mine and ore milling facility, located in Nevada, USA.

Important Additional Information About the Transaction and Where to Find It

This material relates to Hecla’s proposed acquisition (the “Transaction”) of Klondex. Shares of Hecla’s common stock (the “Hecla Shares”) issued in connection with the proposed Transaction may be registered pursuant to a registration statement to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Hecla may file with the SEC or that it or Klondex may send to their respective shareholders in connection with the offer and/or issuance of Hecla Shares. Investors are urged to read any registration statement, if and when filed, and all other relevant documents that may be filed with the SEC or with Canadian regulatory authorities as and if they become available because they will contain important information about the issuance of Hecla Shares. Documents, if and when filed with the SEC, will be available free of charge at the SEC’s website (www.sec.gov) and under Hecla’s profile on the SEDAR website at www.sedar.com. You may also obtain these documents by contacting Hecla’s Investor Relations department at Hecla Mining Company; Investor Relations; 1-800-HECLA91 (1-800-432-5291); hmc-info@hecla-mining.com. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Klondex will file proxy soliciting materials with the SEC and/or Canadian regulatory authorities. The information contained in any such filing may not be complete and may be updated, amended or changed. SHAREHOLDERS ARE URGED TO READ SUCH MATERIALS WHEN AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC AND/OR CANADIAN REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Proxy solicitation materials will be mailed to Klondex’s shareholders seeking their approval of the proposed transaction. Anyone may also obtain a copy of such materials free of charge once available by directing a request to: Klondex Mines Ltd., 6110 Plumas Street, Reno, NV 89506, Attention: Investor Relations or, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, ID 83815-9408; Investor Relations; 1-800-HECLA91 (1-800-432-5291). In addition, any relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov and under Klondex’s profile on the SEDAR website at www.sedar.com. Interested persons may also access copies of such documentation filed with the SEC by visiting the Klondex’s website at www.klondexmines.com.

Participants in Solicitation

Hecla, Klondex, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Hecla is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 15, 2018, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on April 10, 2017, and its Current Report on Form 8-K, which was filed with the SEC on June 1, 2017. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Hecla’s website at www.hecla-mining.com. Information about the directors and executive officers of Klondex is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 15, 2018, its proxy statement for its 2017 annual and special meeting of shareholders, which was filed with the SEC on April 11, 2017 and its Current Report on Form 8-K, which was filed with the SEC on May 8, 2017. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Klondex proxy statement and other relevant materials to be filed with the SEC when they become available. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Klondex’s website at www.klondexmines.com.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding the completion of the Transaction; additions to Hecla’s gold production and cash flow; the accretive nature of the Transaction; the realization of potential synergies, the impact of the Transaction on Hecla’s financial flexibility, cash flow, balance sheet and liquidity; and the exploration potential of Klondex’s land position. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Hecla’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Hecla’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to Hecla’s Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results Neither Hecla nor Klondex undertakes any obligation to update forward-looking statements in this news release other than as may be required by law.

Similarly, please refer to the securities filings of Klondex for further information concerning risks applicable to it and its forward-looking information.

Information About Each Company

Information in this news release about Hecla has been provided by, and is the responsibility of, Hecla. For further information about Hecla, please refer to Hecla’s SEC filings, including its Annual Report on Form 10-K filed on February 15, 2018 and its filings with Canadian securities regulatory authorities under its issuer profile on SEDAR. Information in this news release about Klondex has been provided by, and is the responsibility of, Klondex. For further information about Klondex, please refer to Klondex’s SEC filings, including its Annual Report on Form 10-K filed on March 15, 2018 and its filings with Canadian securities regulatory authorities under its issuer profile on SEDAR.

Qualified Person (QP)

Pursuant to Canadian National Instrument 43-101, Dean McDonald, PhD, P.Geo., Senior Vice President – Exploration of Hecla Mining Company, who serves as a Qualified Person under National Instrument 43-101, supervised the preparation of the scientific and technical information in this news release as it relates to Hecla.

Pursuant to NI 43-101, Brian Morris, CPG, Senior Vice President – Exploration of Klondex, who serves as a Qualified Person under NI 43-101, supervised the preparation of the scientific and technical information in this news release as it relates to Klondex.

For further information, please contact:

Hecla:

Mike Westerlund
Vice President, Investor Relations
800-HECLA91 (800-432-5291)
Investor Relations
Email: hmc-info@hecla-mining.com
Website: www.hecla-mining.com

Klondex:

Mike Beckstead
Director, Investor Relations
O: 775-284-5757 | M: 406-290-4165
Email: mbeckstead@klondexmines.com
Website: www.klondexmines.com